UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (date of earliest event reported):  December 13, 2005

Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	0-22388	99-0273889
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 Red Bird Center Drive, Suite 180, Dallas, Texas 75237
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code:                                               (214) 623-8446

                                                                Not Applicable
Former name or address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

                On December 13, 2005, the Board of Directors (the "Board") of Home Solutions of America, Inc., a Delaware corporation ("Home Solutions") acted to increase the number of the members of the Board from five (5) members to six (6) members, and to appoint Charles P. McCusker as a member of the Board to fill the newly created vacant Board seat, subject to the determination by the American Stock Exchange ("AMEX") that Mr. McCusker qualifies as an "independent" director within the meaning of AMEX Rule 10A-3(b).  Both the increase in the number of Board members and Mr. McCusker's appointment as a director of Home Solutions will become effective on the date that AMEX informs Home Solutions that Mr. McCusker qualifies as an independent director.  If appointed, Mr. McCusker shall serve as a director until the 2006 annual meeting of the stockholders and until his successor is duly appointed or elected, except in the event of his earlier resignation or removal.  It is anticipated that if Mr. McCusker is appointed to serve as a member of the Board, he will also be appointed to serve as a member of the Audit Committee and as a member of the Compensation Committee.  If Mr. McCusker is determined by AMEX not to be independent, then he will not be appointed to the Board and the number of Home Solutions' Board members shall be five (5) members, until the number of Board members is increased or decreased by the Board or the stockholders of Home Solutions.

Charles P. McCusker is the co-founder and managing director of Patriot Capital, L.P. ("Patriot"), a private equity fund focused on service and specialty manufacturing industries.  On April 18, 2005, Home Solutions obtained a $1.8 million loan from Patriot in order to repay a seller's note that was executed in connection with the acquisition of Cornerstone Building and Remodeling, Inc., a Florida corporation ("Cornerstone").  The Patriot note was paid off in its entirety in December 2005.   Interest on the outstanding principal balance of Patriot's promissory note accrued interest at 12.0% per annum, due quarterly.  Additionally. Patriot received warrants exercisable for 240,000 shares of Home Solutions' common stock at an exercise of $.01 per share, exercisable at any time until March 31, 2012.  Patriot also received a second-lien security interest in all of the assets of Home Solutions, Cornerstone, and P.W. Stephens, Inc., another wholly-owned subsidiary of Home Solutions.  The Patriot lien was released when the Patriot note was paid off in December 2005.

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                Home Solutions of America, Inc.

Date:  December 19, 2005                                                    By:      /s/ Rick J. O'Brien
                   Name:  Rick J. O'Brien
                   Title:  Chief Financial Officer

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